Exhibit 4.1
EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 5, 2024, is entered into among AMN HEALTHCARE, INC., a Nevada corporation (the “Borrower”), AMN HEALTHCARE SERVICES, INC., a Delaware corporation (the “Parent”), the Subsidiary Guarantors identified on the signature pages hereto, the lenders identified on the signature pages hereto (the “Lenders”) and TRUIST BANK, as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Parent, the Subsidiary Guarantors, the Lenders party thereto and the Administrative Agent have entered into that certain Credit Agreement dated as of February 9, 2018 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested certain modifications to the Existing Credit Agreement, on the terms set forth herein (such amendments, collectively, the “Proposed Amendments”); and

WHEREAS, the Lenders party to this Amendment have agreed to provide the Proposed Amendments on the terms and conditions provided herein;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1
DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

    “Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

    “Fourth Amendment” has the meaning set forth in Part 3.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2
AMENDMENT TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, Section 8.18(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
    (a)    Consolidated Net Leverage Ratio. The Credit Parties shall not permit the Consolidated Net Leverage Ratio as of the last day of any fiscal quarter of the Consolidated Parties to be greater than (i) at all times prior to and including September 30, 2024, 4.00 to 1.00, (ii) at all times from and after December 31, 2024 to and including December 31, 2025, 4.50 to 1.00, and (iii) at all times following December 31, 2025, 4.00 to 1.00; provided, however, notwithstanding the foregoing, following any Significant Acquisition by a Consolidated Party or any Subsidiary or Subsidiaries of any Consolidated Party that occurs at any time following December 31, 2025, and following the delivery of an Acquisition Leverage Ratio Notice, the Consolidated Parties shall have the ability to increase the applicable Consolidated Net Leverage Ratio to be less than or equal to 4.50 to 1.00 with respect to the fiscal quarter during which such Significant Acquisition occurs and the next four (4) fiscal quarters thereafter.

PART 3
CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 Fourth Amendment Effective Date. This Amendment shall be and become effective as of the date hereof (the “Fourth Amendment Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Fourth Amendment”.

SUBPART 3.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Parent, the Subsidiary Guarantors and each of the Lenders.

SUBPART 3.3 Fees and Expenses. The Administrative Agent or one of its affiliates shall have received from the Borrower (i) for the account of each undersigned Lender (including Truist Bank), an amendment fee in an amount equal to ten (10) basis points on the aggregate amount of each such undersigned Lender’s Commitment, (ii) the aggregate amount of all other reasonable and documented fees and expenses payable to the Administrative Agent, the Lenders (as applicable) and Truist Securities, Inc. (or its affiliates) in connection with the consummation of the transactions contemplated hereby, and (iii) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Administrative Agent.

PART 4
MISCELLANEOUS

SUBPART 4.1 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, (a) no Default or Event of Default exists under the Existing Credit Agreement, both before and after giving effect to this Amendment and (b) the representations and warranties set forth in Section 6 of the Amended Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects (except to the extent that any representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) as of the date hereof (except for those which expressly relate to an earlier date, in which case, they were true and correct in all material respects as of such earlier date).

SUBPART 4.2 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.3 Instrument Pursuant to Existing Credit Agreement. This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 4.4 References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Amended Credit Agreement.

SUBPART 4.5 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by facsimile or other electronic transmission shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Administrative Agent.

SUBPART 4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SUBPART 4.7 Acknowledgment. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Guarantors’ obligations under the Amended Credit Agreement or the other Credit Documents. Each Guarantor also hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Collateral Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Credit Party Obligations.

SUBPART 4.8 Binding Effect. This Amendment, the Existing Credit Agreement as amended by this Amendment and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

SUBPART 4.9 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 4.10 General. Except as amended hereby, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

SUBPART 4.11 Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

SUBPART 4.12 Ratification. Each Credit Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Credit Documents, as amended hereby, and that each of the Credit Documents, as amended hereby, is ratified and confirmed in all respects. This Amendment is a Credit Document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:                AMN HEALTHCARE, INC.
                    By: /s/ Cary Grace
                    Name: Cary Grace
                    Title: Chief Executive Officer

PARENT:                AMN HEALTHCARE SERVICES, INC.
                    By: /s/ Cary Grace
                    Name: Cary Grace
                    Title: Chief Executive Officer

SUBSIDIARY
GUARANTORS:
AMN ALLIED SERVICES, LLC,
a Delaware limited liability company
AMN HEALTHCARE ALLIED, INC.,
a Texas corporation
AMN HEALTHCARE LANGUAGE SERVICES, INC.,
a Delaware corporation
AMN LEADERSHIP SOLUTIONS, INC.,
a Delaware corporation
AMN SERVICES, LLC,
a North Carolina limited liability company
AMN STAFFING SERVICES, LLC,
a Delaware limited liability company
AMN WORKFORCE SOLUTIONS, LLC,
a Delaware limited liability company
ADVANCED MEDICAL PERSONNEL SERVICES, LLC,
a Delaware limited liability company
AVANTAS, LLC,
a Nebraska limited liability company
B4HEALTH, LLC,
a Maryland limited liability company
AMN HEALTHCARE INTERIM SOLUTIONS, LLC,
a Delaware limited liability company
CONNETICS COMMUNICATIONS, LLC,
a California limited liability company
DRWANTED.COM LLC,
a Delaware limited liability company
AMN HEALTHCARE LABOR DISRUPTION, INC.,
a California corporation
MEDEFIS, INC.,
a Delaware corporation
AMN HEALTHCARE PHYSICIAN PERMANENT PLACEMENT, INC.,
a California limited liability company
MSI SYSTEMS CORP.,
a Pennsylvania corporation
NURSEFINDERS, LLC,
a Texas limited liability company
O’GRADY-PEYTON INTERNATIONAL (USA), INC.,
a Massachusetts corporation
SHIFTWISE, INC.,
an Oregon corporation
SILVERSHEET INC.,
a Delaware corporation
AMN HEALTHCARE LOCUM TENENS, INC.,
a Delaware corporation
SYNZI, LLC,
a Delaware limited liability company
By: /s/ Cary Grace
Name: Cary Grace
Title: Chief Executive Officer

ADMINISTRATIVE AGENT:    TRUIST BANK,
in its capacity as Administrative Agent

By: /s/ Anton Brykalin
Name: Anton Brykalin
Title: Director

LENDERS:    TRUIST BANK,
in its capacity as Lender, Issuing Lender and Swingline Lender

By: /s/ Anton Brykalin
Name: Anton Brykalin
Title: Director

BANK OF AMERICA, N.A.,
as a Lender
By: /s/ Said Saffari
Name: Said Saffari
Title: Credit Officer
[Signatures Continued]

JPMORGAN CHASE BANK, N.A.,
as a Lender
By: /s/ William R. Doolittle
Name: William R. Doolittle
Title: Executive Director
[Signatures Continued]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Eugene Stunson
Name: Eugene Stunson
Title: Executive Director
[Signatures Continued]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By: /s/ Courtney Wojcik
Name: Courtney Wojcik
Title: Vice President
[Signatures Continued]

BMO HARRIS BANK, N.A.,
as a Lender
By: /s/ James Wade
Name: James Wade
Title: Director
[Signatures Continued]

HANCOCK WHITNEY BANK,
as a Lender
By: /s/ Michael Woodnorth
Name: Michael Woodnorth
Title: Vice President
[Signatures Continued]

GOLDMAN SACHS BANK USA,
as a Lender
By: /s/ Priyankush Goswami
Name: Priyankush Goswami
Title: Authorized Signatory
[Signatures Continued]

CITIZENS TRUST BANK,
as a Lender
By: /s/ James Dow
Name: James Dow
Title: First Vice President